Exhibit 99.1

     Serena Software Reports Record Fourth Quarter and Fiscal 2005 Results

     SAN MATEO, Calif.--(BUSINESS WIRE)--Feb. 24, 2005--

                Q4 License Revenue up 106% year over year and 26%
                           sequentially to $28 Million

     Serena Software (NASDAQ: SRNA), the largest company solely focused on managing change in the IT environment, announced today strong results for both the fourth quarter and full fiscal year ending January 31, 2005.
     Total revenue computed in accordance with generally accepted accounting principles ("GAAP") of $65.8 million in the fourth quarter of fiscal 2005 represented a 122% increase over the fourth quarter of fiscal 2004 and a 16% sequential increase over the third quarter. Total revenue on a non-GAAP basis for the fourth quarter was $69.4 million, significantly exceeding the high end of the Company's guidance. Non-GAAP revenue differs from GAAP revenue because it includes a $3.7 million add-back of maintenance revenue written down in the Merant acquisition purchase accounting. Software license revenue was $28 million for the fourth quarter of fiscal 2005, up 106% over the same quarter a year ago and 26% sequentially. Maintenance revenue on a GAAP basis increased to $30.4 million for the fourth quarter, up 10% sequentially, and service revenues increased to $7.4 million. License revenue for the fourth quarter from software change management was 88% of total license revenue, with 72% of license revenue coming from distributed systems platforms. Total GAAP revenue for the full fiscal year 2005 was $208.1 million and represented a 97% increase over fiscal 2004.
     Net income and net income per diluted share computed in accordance with GAAP for the fourth quarter of fiscal 2005 increased to $9.2 million and $0.19 from $6.0 million and $0.14 in the same quarter a year ago. Net income and net income per diluted share for the full fiscal year ending January 31, 2005 decreased to $9.5 million and $0.23 from $21.4 million and $0.52 in the prior fiscal year.
     Non-GAAP net income and net income per diluted share for the fourth quarter of fiscal 2005 increased 118% and 85%, respectively, to $18.8 million and $0.37 from $8.6 million and $0.20 in the fourth quarter of fiscal 2005. Non-GAAP net income and net income per diluted share for the full fiscal year ending January 31, 2005 increased 89% and 56%, respectively, to $56.4 million and $1.12 from $29.9 million and $0.72 in the prior fiscal year.
     Diluted earnings per share was calculated taking into consideration the issuance of EITF 04-08, "Effect of Contingently Convertible Debt on Diluted Earnings per Share." Net income was increased for tax effected debt related costs on an 'as if' converted basis by $0.7 million and $2.9 million for the quarter and year ended January 31, 2005, respectively. Fully diluted shares were
53.3 million shares for the fourth quarter of fiscal 2005 and 52.7 million shares for the year ended January 31, 2005. In the fourth quarter this change reduced GAAP and non-GAAP diluted earnings per share by $0.02 and $0.06, respectively. Previously reported net income and diluted earnings per share have also been restated based on the effect of EITF 04-08.
     Non-GAAP net income and net income per share exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including stock-based compensation, the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and other intangible assets, restructuring and acquisition related charges, and acquired in-process research and development. A reconciliation of non-GAAP to GAAP financial results is included in this press release.
     Total cash, restricted cash, investments and equivalents as of January 31, 2005 was $196 million and cash flow from operations for the fourth quarter of fiscal 2005 was $30.5 million. Total deferred revenue at January 31, 2005 was $76.3 million, and current deferred revenue was up 7% sequentially to $63.2 million. Days sales outstanding on a GAAP basis were 56 days and 53 days on a non-GAAP basis. Additionally, the Company's board of directors authorized the future repurchase of up to 1.5 million shares.
     "We successfully concluded this banner year for Serena with a record fourth quarter", said Mark Woodward, President and CEO. "From any perspective this quarter's performance was exceptional. We are beginning the new fiscal year with momentum in the marketplace as our customers understand clearly the value proposition our products offer. I am excited about our opportunities going forward."
     The Company also announced its non-GAAP financial outlook for the first quarter of fiscal 2006. First quarter total revenues, eliminating the $1.5 million reduction in maintenance revenue as a result of the purchase accounting write-down of deferred revenue, are expected to be in the range of $65 million to $67 million and non-GAAP net income per fully diluted share is expected to be between $0.30 and $0.31. GAAP net income per fully diluted share is expected to be between $0.15 and $0.16. Diluted earnings per share was calculated taking into consideration the issuance of EITF 04-08, "Effect of Contingently Convertible Debt on Diluted Earnings per Share."

     Fourth Quarter Highlights

     -- Delivered a major new version of the industry's leading Enterprise Change Management Solution. Dimensions 9 represents a major advancement in the Serena Application Framework for Enterprises (SAFE(TM)).

     -- Announced the latest version of Serena's requirements management solution. RTM 5.5 features a new user interface and a customizable homepage, enabling business and technical users to align project requirements with business goals.

     -- Appointed K. C. Yee as Vice President of Asia Pacific. Serena is looking to drive revenue growth and market share in this key strategic region in the future. An industry veteran with more than 20 years' experience leading and growing IT businesses across the region, Mr. Yee has held a variety of senior management and executive positions with software, hardware, and professional services companies.

     -- Announced that Serena was named to EContent 100 for the second consecutive year. EContent magazine's fourth annual EContent 100 list recognizes the leaders in the digital content market.

     -- Announced that Serena's customer survey reveals that IT governance initiatives will be top priority for the next 12 months. Customers will focus on process improvements to ensure regulatory and audit compliance. Serena's products will play an important role in this effort.

     GAAP to non-GAAP Reconciliation

     Serena management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services operations and certain costs of these operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. Such measures include non-GAAP revenue, non-GAAP net income and non-GAAP earnings per share. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP net income and net income per share differ from comparable GAAP measures in that they exclude the amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including the revenue impact of the deferred maintenance write-down to fair value, amortization of capitalized software and intangible assets, stock based compensation and restructuring and acquisition related charges. Non-GAAP revenue differs from GAAP revenue in that it adds back maintenance revenue written down in the Merant acquisition pursuant to purchase accounting.
     Management believes it is useful in measuring Serena's operations to exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant because these costs are primarily fixed at the time of the acquisition and generally cannot be changed by management in the short term, or represent significant non-recurring or infrequent costs not related to current operations. Management believes that these non-GAAP measures provide useful supplemental information to management and investors regarding the performance of the combined business operations, are more reflective of earnings on a cash basis, and facilitate comparisons to the historical business operations of Serena and Merant when they were separate companies. Management also uses this information internally for forecasting and budgeting. Management believes that presenting these non-GAAP measures provides investors and analysts with an additional base line for assessing the future earnings potential of Serena. Serena prefers to allow investors to have these supplemental measures since, with reconciliation to GAAP, they may provide additional insight into its financial results. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results. Non-GAAP measures should not be considered a substitute for measures of financial performance prepared in accordance with GAAP. For example, amortization of intangible assets are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Though Serena management finds its non-GAAP measures useful in evaluating the performance of its business, its reliance on these measures is limited because items excluded from such measures often have a material effect on its earnings and earnings per share calculated in accordance with GAAP.

     Commentary Available

     A conference call to discuss the preliminary results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/Q405results. Additionally investors can listen to the call by dialing 877-655-7651 or 706-679-5273 at least 5 minutes prior to the start time. A replay of the call will be available through March 10, 2006 by dialing 800-642-1687 or 706-605-9291 ID# 3615560.

     About SERENA Software, Inc.

     Serena Software (NASDAQ: SRNA) is the largest company solely focused on managing change in the IT environment. Serena's products and services automate process and control change for teams managing development, web content, and IT infrastructure. Based on 25 years of innovation in process and configuration management, Serena's SAFE solutions enable customers at more than 15,000 sites worldwide, including 98 of the Fortune 100, to improve IT governance, mitigate risks, support regulatory compliance, and boost productivity and quality. Serena is headquartered in San Mateo, California, with offices throughout the U.S., Europe, and Asia Pacific. For more information, please visit www.serena.com.

     This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, our ability to successfully integrate our acquisition of Merant plc.; the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; changes in revenue mix and seasonality; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; our ability to complete the assessment of internal controls over financial reporting as of January 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act, which may impact market perception of the reliability of our internal controls over financial reporting and thus adversely affect the market price of our common stock; the expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10Q filed on December 10, 2005 and Form 10K filed on April 15, 2004. Serena assumes no obligation to update the forward-looking information contained in this press release.

     Trademarks

     Serena, TeamTrack, ChangeMan, Comparex and StarTool are registered trademarks of SERENA Software Inc. SAFE is a trademark of SERENA Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

     (C) 2005 SERENA Software, Inc. All Rights Reserved.


                         SERENA Software, Inc.
              Condensed Consolidated Statements of Income
                 (In thousands, except per share data)
                           (Unaudited GAAP)

                                     Three Months          Year
                                         Ended             Ended
                                      January 31,       January 31,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------
Revenue:
    Software licenses              $27,971  $13,608  $85,350  $45,469
    Maintenance                     30,437   13,569   98,558   51,050
    Professional services            7,355    2,444   24,197    9,037
                                   -------- -------- -------- --------
           Total revenue            65,763   29,621  208,105  105,556
                                   -------- -------- -------- --------
Cost of revenue:
    Software licenses                  869      155    3,149      668
    Maintenance                      3,561    1,663   11,420    6,378
    Professional services            6,417    2,224   21,466    8,730
    Amortization of acquired
     technology                      4,037    1,902   14,051    6,513
                                   -------- -------- -------- --------
           Total cost of revenue    14,884    5,944   50,086   22,289
                                   -------- -------- -------- --------
           Gross profit             50,879   23,677  158,019   83,267
                                   -------- -------- -------- --------
Operating expenses:
    Sales and marketing             18,941    8,149   64,343   29,158
    Research and development         8,827    3,896   31,043   14,025
    General and administrative       5,776    1,993   18,587    7,342
    Stock-based compensation           237       --      730       --
    Amortization of intangible
     assets                          2,836      762    9,608    2,032
    Acquired in-process research
     and development                    --       --   10,400       --
    Restructuring, acquisition and
     other charges                     175       --    2,351       --
                                   -------- -------- -------- --------
           Total operating
            expenses                36,792   14,800  137,062   52,557
                                   -------- -------- -------- --------
Operating income                    14,087    8,877   20,957   30,710
Interest income                      1,123      903    3,868    3,399
Interest expense                      (825)    (413)  (3,300)    (413)
Amortization of debt issuance
 costs                                (335)     (42)  (1,466)     (42)
                                   -------- -------- -------- --------
    Income before income taxes      14,050    9,325   20,059   33,654
Income taxes                         4,822    3,357   10,573   12,303
                                   -------- -------- -------- --------
    Net income                      $9,228   $5,968   $9,486  $21,351
                                   ======== ======== ======== ========
Net income per share:
    Basic                            $0.22    $0.15    $0.23    $0.54
                                   ======== ======== ======== ========
    Diluted                          $0.19    $0.14    $0.23    $0.52
                                   ======== ======== ======== ========
Weighted average shares used
 in per share calculations:
    Basic                           42,360   38,731   42,074   39,707
                                   ======== ======== ======== ========
    Diluted                         53,264   44,430   52,713   41,637
                                   ======== ======== ======== ========

Net income                          $9,228   $5,968   $9,486  $21,351
After tax adjustment of convertible
 related expenses                      694      272    2,852      272
                                   -------- -------- -------- --------
Adjusted net income for diluted
 net income per share calculation   $9,922   $6,240  $12,338  $21,623
                                   ======== ======== ======== ========


                         SERENA Software, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                           (Unaudited GAAP)
                                                   January   January
                                                      31,       31,
                                                     2005      2004
                                                   --------- ---------
                            Assets
Current assets
  Cash and cash equivalents                        $133,330  $257,281
  Restricted cash                                     3,300     3,300
  Short-term investments                             16,778    39,214
  Accounts receivable, net                           40,988    15,475
  Deferred taxes                                     12,267     6,787
  Prepaid expenses and other current assets           4,964     1,338
                                                   --------- ---------
           Total current assets                     211,627   323,395
Long-term investments                                39,095    70,692
Restricted cash, non-current                          3,157     6,312
Property and equipment, net                           5,722     3,209
Goodwill, net                                       323,671    40,471
Other intangible assets, net                        107,790    22,987
Deferred taxes, non-current                           1,496        --
Other assets                                          4,057     6,595
                                                   --------- ---------
           Total assets                            $696,615  $473,661
                                                   ========= =========
             Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                   $3,415    $1,232
  Income taxes payable                               26,694     6,294
  Accrued expenses                                   26,103     7,782
  Accrued interest on subordinated notes                413       413
  Deferred revenue                                   63,152    29,496
                                                   --------- ---------
           Total current liabilities                119,777    45,217
Deferred revenue, net of current portion             13,110     9,683
Long-term liabilities                                 2,660        --
Deferred taxes                                       42,479     3,483
Subordinated notes                                  220,000   220,000
                                                   --------- ---------
           Total liabilities                        398,026   278,383
Stockholders' equity:
           Total stockholders' equity               298,589   195,278
                                                   --------- ---------
           Total liabilities and stockholders'
            equity                                 $696,615  $473,661
                                                   ========= =========


The following table reconciles the GAAP financial measures to Non-GAAP:



                                       Three Months        Year
                                          Ended            Ended
                                        January 31      January 31
                                    ---------------- -----------------
                                      2005    2004     2005     2004
                                    -------- ------- -------- --------
GAAP Net income                      $9,228  $5,968   $9,486  $21,351
  Amortization of capitalized
   software, intangible assets and
   stock based compensation           7,110   2,664   24,389    8,545
  Acquired in-process research and
   development                           --      --   10,400       --
  Revenue impact of deferred
   maintenance write-down,
   net of tax                         2,359      --   10,634       --
  Restructuring and acquisition
   charges, net of tax                  112      --    1,477       --
                                    -------- ------- -------- --------
Non-GAAP Net income                  18,809   8,632   56,386   29,896
  After tax adjustment of
   convertible related expenses         694     272    2,852      272
                                    -------- ------- -------- --------
Non-GAAP Net income for purposes of
 computing fully diluted EPS        $19,503  $8,904  $59,238  $30,168
                                    ======== ======= ======== ========
Fully diluted shares outstanding     53,264  44,430   52,713   41,637
                                    ======== ======= ======== ========
Non-GAAP Net income per fully
 diluted share                        $0.37   $0.20    $1.12    $0.72
                                    ======== ======= ======== ========


     CONTACT: SERENA Software, Inc.
              Robert I. Pender, Jr., 650-522-6604